_________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

COMC, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-16472	95-4628378
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 Pike Lane, Suite C
Concord, California 94520
(Address of principal executive offices)

Registrant s telephone number, including area code: (925) 849-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________

COMC, INC.

Amendment No. 2 to FORM 8-K - March 11, 2005

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to Form 8-K is to include the financial statements and pro-forma financial information required by Item 9.01.

ITEM 9.01 (a). FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Page

Index to Financial Statements	F-2

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-3

Financial Statements

Balance Sheet	F-4
Statement of Operations	F-5
Statement of Shareholders’ Deficit	F-6
Statement of Cash Flows	F-7
Notes to Financial Statements	F-8 to F-18

Report of Independent Registered Public Accounting Firm

To the Board of Directors

ComC, Inc.

We have audited the accompanying balance sheet of Southwest Century Communications, Inc. (a Texas corporation) as of November 30, 2004, and the related statements of operations, shareholders’ deficit, and cash flows for the eleven months ended November 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Century Communications, Inc. as of November 30, 2004, and the results of its operations and its cash flows for the eleven month period then ended in conformity with accounting principles generally accepted in the United States of America.

        /s/ PISENTI & BRINKER LLP

PISENTI & BRINKER LLP

Petaluma, California
February 16, 2005

Southwest Century Communications, Inc.

Balance Sheet

November 30, 2004

Assets

Current assets
Cash	$12,884
Accounts receivable, net	163,628
Unbilled receivables	253,310
Inventories	189,792

Total current assets	619,614
Property, plant and equipment, net	172,253

Total assets	$791,867
Liabilities and shareholders’ deficit
Current Liabilities
Accounts payable and accrued expenses	$399,729
Deferred revenue	458,741
Notes payable	600,554
Total current liabilities	1,459,024
Shareholders’ deficit
Common stock, no par value, 100,000 shares authorized, issued and outstanding,including 25,000 shares held in treasury, at cost	7,500
Paid-in capital	339,908
Accumulated deficit	(1,014,565)

Total shareholders’ deficit	(667,157)

Total liabilities and shareholders’ deficit	$791,867

See accompanying Notes to Financial Statements

Southwest Century Communications, Inc.

Statement of Operations

For the Eleven Months Ended November 30, 2004

Installation and service revenues	$1,890,454

Cost of installation and service revenues	755,986
Gross Profit	1,134,468

Operating expenses
Selling, general and administrative	1,346,594
Depreciation and amortization	32,074
Total operating expenses	1,378,668
Loss from operations	(244,200)

Interest expense	(32,412)
Other expense, net	(7,262)

Total interest and other expense	(39,674)
Net loss	$(283,874)

See accompanying Notes to Financial Statements

Southwest Century Communications, Inc.

Statement of Shareholders’ Deficit

For the Eleven Months Ended November 30, 2004

	Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance at January 1, 2004	100,000	$10,000	(25,000)	$(2,500)	339,908	$(730,691)	$(383,283)

Net loss for the period	-	-	-	-	-	(283,874)	(283,874)

Balance at November 30, 2004	100,000	$10,000	(25,000)	$(2,500)	339,908	$(1,014,565)	$(667,157)

See accompanying Notes to Financial Statements

Southwest Century Communications, Inc.

Statement of Cash Flows

For the Eleven Months Ended November 30, 2004

Increase (decrease) in cash

Cash flows from operating activities
Net loss	$(283,874)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	20,349
Amortization	11,725
Provision for doubtful accounts	26,616
Loss from sale of equipment	8,078
(Increase) decrease in operating assets:
Accounts receivable	116,760
Unbilled receivables	(222,588)
Inventories	(48,184)
Increase (decrease) in operating liabilities:
Accounts Payable and accrued expenses	65,459
Deferred revenue	217,438
Net cash used in operating activities	(88,221)
Cash flows from investing activities
Proceeds from disposition of equipment	726
Cash flows from financing activities
Proceeds from short-term borrowings	97,000
Principal payments on term loans to bank	(9,975)
Net repayments of borrowings under revolving line of credit	(24,470)

Net cash provided by financing activities	62,555
Net decrease in cash	(24,940)

Cash at beginning of period	37,824

Cash at end of period	$12,884

Supplemental disclosures of cash flow information

Cash paid during the period for interest	$32,412

See accompanying Notes to Financial Statements

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

1.	DESCRIPTION OF BUSINESS

Southwest Century Communications, Inc. ("Southwest" or the "Company") was incorporated in April 1986 under the laws of the State of Texas. The Company engages primarily in the sale of telephone equipment and support services in Houston, San Antonio and surrounding areas. Southwest maintains an office in Houston, Texas. The Company is an authorized distributor for Nortel Networks ("Nortel"), a supplier of fully digital communication systems. Southwest sells and supports Nortel's full product line and maintains an in-house test center for designing and testing hardware and software as well as a factory trained support team. The Company also offers customized service contracts on the telephone systems that the Company services and/or sells.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Accounts Receivable

Southwest extends credit to its customers and does not require collateral, but typically obtains advance payments on contracts. The Company maintains reserves for potential credit losses on accounts receivable, monitors the payment status of all customer balances and considers an account to be delinquent once it has aged sixty days past the due date. The allowance for doubtful accounts is adjusted based on management's assessment of collection trends, aging of customer balances, any specific disputes, and is derived primarily on a specific identification basis.

Unbilled Receivables

Unbilled receivables represent direct costs incurred in connection with performance on uncompleted contracts. Direct costs consist of labor, materials, travel and subcontractor charges.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred, and additions, renewals and betterments are capitalized. When assets are retired or sold, the cost of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations. Depreciation is computed on the straight-line method over the estimated useful lives of tangible assets, which range from five to thirty years. Software is amortized on a straight-line basis over a three-year life.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    Long-lived Assets

Effective January l, 2002, the Company adopted statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires losses from the impairment of long-lived assets used in operations to be recognized when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. When an impairment exists, a loss is recognized based on the amount by which the carrying value of the affected asset exceeds its fair market value. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the costs of disposal. Based on its review, the Company believes that there were no significant impairments of its long-lived assets as of November 30, 2004.

Warranty Reserve

Most of the telecommunications systems sold by the Company are manufactured by third parties. The Company’s sales and installation contracts typically provide for warranties which extend beyond the manufacturer's warranty periods, and thus the Company maintains a warranty reserve for occasional labor and replacement part costs associated with fulfilling warranty requests from customers. The amount of the reserve is determined based on historical trends of warranty related claims expense.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    Revenue Recognition and Deferred Revenue

The Company’s revenue recognition policies are in compliance with all applicable accounting standards, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenue from the sale and installation of telecommunications systems is recognized when the contracts are completed and customer acceptance has been obtained (completed-contract method). The completed-contract method is used because the contracts are short-term in duration and the Company is unable to make reasonably dependable estimates of the costs of the contracts. Southwest’s contracts do not provide customers the option of outsourcing installation and related services from third-party vendors.

Under the Company’s method of accounting for sales and installation contracts, revenue and related contract costs are recognized when services have been performed, the contracts have been completed, and evidence of customer acceptance has been obtained. Expenses are recognized in the period in which the corresponding liability is incurred. Deferred revenue represents amounts that have been received or are receivable from customers prior to the time at which a contract has been completed and customer acceptance has been obtained.

Service revenue from maintenance contracts is recognized monthly over the term of the related service agreement on a straight-line basis. Revenue earned from services rendered on a time and materials basis is recognized as those services are performed.

Income Taxes

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective on June 24, 1991. As a general matter, S corporations do not pay entity level income taxes. Instead, all items of income, deduction, gain or loss and credits are passed through to the Company's shareholders, who report the flow-through items on their personal income tax returns and assume the tax benefits and liabilities associated therewith.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Examples of such estimates include the determination of service lives of long-lived assets, the allowance for doubtful accounts, the establishment of warranty reserves and certain other accrued liabilities. Actual results could differ from those estimates.

Advertising

Southwest expenses advertising costs as incurred. Advertising expenses for the period ended November 30, 2004 amounted to $11,379.

Risks and Uncertainties

Customer Concentrations

During the eleven months ended November 30, 2004, a single customer represented approximately 21% of the Company’s total revenue. No other single customer accounted for 10% or more of revenue during the same period. Accounts receivable from this customer amounted to $11,821 at November 30, 2004.

Credit Risk

The Company extends credit to its customers in the normal course of business and, as a result, is subject to changes in economic and regulatory environments or other conditions which, in turn, may impact the Company’s overall credit risk. However, Southwest sells to a wide variety of customers and does not focus its sales and marketing efforts on any particular industry. Management considers the Company’s credit risk to be satisfactorily diversified and believes that the allowance for doubtful accounts is adequate to absorb estimated losses at November 30, 2004.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    Risks and Uncertainties (continued)

Supplier Concentration

The majority of the Company’s sales are of equipment designed and marketed by Nortel. As such, the Company is subject to the risks associated with this supplier's financial condition, ability to continue to develop and market leading-edge technology systems, and the soundness of their long-term product strategies. Nortel has outsourced its manufacturing operations to single, separate manufacturers. Thus, the Company is subject to certain additional risks such as those that might be caused if the manufacturers incur financial difficulties or if man-made or natural disasters impact their manufacturing facilities. The Company purchases most of its Nortel products from a single distributor; however, Nortel products can be purchased from several distributors. The Company believes that its Nortel purchases could be shifted to another available distributor without a material disruption to its business. Southwest’s purchases from this single distributor amounted to $425,065 for the eleven month period, of which $90,639 was included in accounts payable at November 30, 2004.

Recently Issued Accounting Pronouncements

In January of 2003, FASB issued Financial Interpretation No. 46, Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (FIN 46). In December 2003, the FASB issued FIN 46R, which clarified certain issues identified in FIN 46. FIN 46R requires an entity to consolidate a variable interest entity if the entity is designated as the primary beneficiary of that variable interest entity even if the entity does not have a majority of voting interest. A variable interest entity is generally defined as an entity where its equity is unable to finance its activities or where the owners of the entity lack the risk and rewards of ownership. The provisions of this statement apply at inception of any entity created after January 31, 2003. For an entity created before February 1, 2003, the provisions of this interpretation must be applied at the beginning of the first interim or annual period beginning after March 15, 2004. The Company does not have any variable interest entities, therefore the implementation of FIN 46 did not have an impact on the Company's operating results, financial position or cash flows.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150") was issued in May 2003. This statement establishes standards for how certain financial instruments with characteristics of both liabilities and equity are classified and measured. It requires that many financial instruments previously classified as equity now be classified as a liability (or an asset in some circumstances). These financial instruments are as follows: financial instruments issued in the form of shares that are mandatorily redeemable and that embody an unconditional obligation requiring the issuer to redeem such shares by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur; a financial instrument, other than an outstanding share, that, at inception, embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and that requires or may require the issuer to settle the obligation by transferring assets; a financial instrument that embodies an unconditional obligation, or a financial instrument other than an outstanding share that embodies a conditional obligation, that the issuer must or may settle by issuing a variable number of its equity shares, if, at inception, the monetary value of the obligation is based solely or predominantly on the following: a) a fixed monetary amount known at inception, for example, a payable settleable with a variable number of equity shares; b) variations in something other than the fair value of equity shares, for example, a financial instrument indexed to the S&P 500 and settleable with a variable number of equity shares; c) variations inversely related to changes in the fair value of equity shares, for example, a written put option that could be net share settled. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not have any such financial instruments and, accordingly, the adoption of SFAS No. 150 did not have an effect on its operating results, financial position or cash flows.

In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition ("SAB No. 104"). SAB No. 104 rescinds certain sections of SAB No. 101, Revenue Recognition in Financial Statements ("SAB No. 101"), related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with multiple Deliverables ("EITF 00-21"). The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104. The adoption of this standard did not affect the Company’s financial condition, results of operations or cash flows.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Recently Issued Accounting Pronouncements (continued)

In March 2004, the FASB issued EITF No 03-01, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments, which provides new guidance for assessing impairment losses on debt and equity investments. The new impairment model applies to investments accounted for under the cost or equity method and investments accounted for under FAS 115, Accounting for Certain Investments in Debt and Equity Securities. EITF No. 03-01 also includes new disclosure requirements for cost method investments and for all investments that are in an unrealized loss position. In September 2004, the FASB delayed the accounting provisions of EITF No. 03-01; however, the disclosure requirements remain effective and the applicable ones have been adopted. The Company will evaluate the effect, if any, of EITF 03-01 when final guidance is issued.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, which clarifies the types of costs that should be expensed rather than capitalized as inventory. This statement also clarifies the circumstances under which fixed overhead costs associated with operating facilities involved in inventory processing should be capitalized. The provisions of SFAS No. 151 are effective for fiscal years beginning after June 15, 2005, and its adoption will not have a material effect on the Company's financial condition, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) Share-Based Payments ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. The adoption of this standard did not have an impact on the Company's financial condition, results of operations or cash flows.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

3.	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at November 30, 2004:

Trade receivables	$204,858
Allowance for doubtful accounts	(41,230)
$163,628

Components of the allowance for doubtful accounts at November 30, 2004 were as follows:

Balance at beginning of period	$14,614
Additions to allowance	26,616
Balance at end of period	$41,230

4.	INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out or weighted-average) or market and consist of telecommunications systems components and related spare parts.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment were comprised of the following at November 30, 2004:

	Estimated Useful Lives in Years	Cost
Land		$18,294
Building and improvements	30	252,906
Equipment	5-7	115,457
Office furniture	7	34,398
Software	3	26,459
Land improvements	15	1,620
		449,134
Accumulated depreciation		(276,881)
		$172,253

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

6.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses were comprised of the following at November 30, 2004:

Trade accounts payable	$229,744
Accrued expenses	164,785
Warranty reserve	5,200
Total	$399,729
Accrued expenses include $35,000 payable to related parties.

7.	LEASE COMMITMENTS

The Company has entered into various noncancelable operating leases expiring in years through 2008 in the ordinary course of business. The following table displays the annual and aggregate minimum lease commitments under these operating leases as of November 30, 2004:

2005	$35,184
2006	33,336
2007	27,129
2008	387
Total minimum lease commitments	$96,036

Rent expense amounted to $36,977 for the eleven month period ended November 30, 2004.

8.	SHAREHOLDERS’ DEFICIT

The Company has 100,000 shares of no par value common stock authorized, of which 75,000 are issued and outstanding and 25,000 are held as treasury stock. Additional paid-in capital in the amount of $339,908 represents a promissory note held by a shareholder which was contributed to capital by the shareholder in a prior period.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

9.	CREDIT AGREEMENTS

The Company had a revolving line of credit facility and a term loan agreement with Southwest Bank of Texas. At November 30, 2004, the balance outstanding on the revolving line of credit was $275,529 and the balance on the term loan was $228,025. The term loan was secured by the Company's real property and it was cross-collateralized with the line of credit. The Company had been making interest-only payments and was in default on both loans as of November 30, 2004. Both loans are guaranteed by one of the Company's shareholders. During 2004, Southwest also obtained short-term working capital financing in the amount of $97,000 in the form of a promissory note payable to ICF Communication Solutions, Inc. ("ICF").

Concurrent with the sale of substantially all of Southwest’s assets on December 3, 2004, the two bank loans were paid in full and the note with ICF was offset against the purchase price of Southwest’s assets (see Note 12).

10.	LITIGATION

During 2003, a suit was brought against the Company and Nortel by Briar Capital, alleging that the Company and Nortel failed to perform on a business telecommunications system. The Company and Nortel entered into settlement discussions with the plaintiff during 2004 and the claim was settled in January 2005 in exchange for a payment by Southwest in the amount of $5,000.

11.	RETIREMENT PLAN

The Company has a Simple IRA Plan for its employees. In addition to employee contributions, the Company may make discretionary matching contributions to the Plan. Contributions made by the Company to the Plan were approximately $1,000 for the eleven month period ended November 30, 2004.

Southwest Century Communications, Inc.

Notes to Financial Statements

For the Eleven Months Ended November 30, 2004

12.	SUBSEQUENT EVENTS

On July 14, 2004 (the "Signing Date"), ICF, a wholly owned subsidiary of COMC, Inc., signed an Asset Purchase Agreement to acquire certain operating assets (the "Assets") of Southwest, a voice and data company operating a business substantially similar to ICF’s business. The Asset Purchase Agreement called for total consideration of $1,300,000 for the Assets (subject to certain reductions in the event that the book value of the Assets was below $800,000 on the date of closing) (the "Purchase Price"). The transactions contemplated by the Asset Purchase Agreement (the "Acquisition") were initially to close within 90 days of the Signing Date, but the Company and ICF were unable to arrange the required financing prior to that date and the Acquisition did not close within this time frame.

The Acquisition closed on December 3, 2004. Pursuant to the Asset Purchase Agreement, ICF acquired the Assets and paid the balance of the Purchase Price to Southwest, $250,000 of which was paid in the form of a promissory note. In connection with the Acquisition, ICF also agreed to issue 50,000 shares of the common stock of COMC, Inc. to Southwest and/or its shareholders. During the period immediately following the closing date, Southwest paid substantially all of its trade vendors and other creditors, including the promissory notes due to its bank, and ICF offset its promissory note balance and certain other amounts owed by Southwest against the Purchase Price.

ITEM 9.01(b) PRO FORMA FINANCIAL INFORMATION

Asset Purchase Agreement

On July 14, 2004, the Company's operating subsidiary, ICF Communication Solutions, Inc. signed an Asset Purchase Agreement to acquire certain operating assets of Southwest Century Communications, Inc. ("Southwest Century"), a Houston, Texas based voice and data company similar to ICF. The agreement provides for the transfer to ICF of a minimum of $800,000 of realizable assets for a consideration of $1,300,000. For the nine months ended September 30, 2004, Southwest Century had revenues of $1,669,000. One of the principal owners of Southwest Century received a two-year employment contract at an annual salary of $125,000 commencing with the closing and will become Regional Manager of ICF's Texas operations. Additional information regarding this acquisition is provided below.

Concurrent Events

a)    $5.5 Million Dollar Convertible Note Financing

Effective as of November 30, 2004, the Company entered into a series of agreements (the "Laurus Agreements") with Laurus Master Fund, Ltd. ("Laurus") whereby the Company agreed to issue to Laurus: (i) a secured convertible term note (the "Term Note") in the amount of $2 million, (ii) a secured convertible revolving note in the amount of $2.5 million (the "Revolving Note"), (iii) a secured convertible minimum borrowing note in the amount of $1 million (the "Minimum Borrowing Note" ; the Minimum Borrowing Note, the Term Note and the Revolving Note being referred to collectively as the "Notes"), (iv) a related option to purchase up to 8,865,337 shares of common stock at a price of $0.01 per share (the "Option"), and (v) a seven year warrant to purchase up to 19,250,000 shares of common stock at a price of $0.23 per share (the "Warrant"). The transactions contemplated by the Laurus Agreements (the "Laurus Financing") closed on December 3, 2004, with an effective date of November 30, 2004. The loan evidenced by the Notes is secured by all of the assets of the Company and ICF.

The Company allocated the approximate $4.0 million proceeds received in the Laurus financing to the debt and to the warrants and options issued in connection with obtaining such debt. The value assigned to the warrants and options was determined using the Black-Scholes model and amounted to approximately $2,700,000. This amount, together with an additional $350,000 in financing fees (collectively aggregating to $3,050,000) has been reflected as a reduction (discount) to the carrying value of the Laurus Liability and is to be amortized as additional interest expense over the three-year life of the Laurus financing. The warrants and options are subject to certain mandatory registration rights, accordingly, these instruments have been presented as liabilities in the accompanying pro forma balance sheet and will be remeasured (marked-to-market) at each balance sheet date. In connection with issuing the convertible notes, the Company recognized a beneficial conversion charge of $56,200.

Each of the Notes matures on November 30, 2007 (the "Maturity Date"). The principal amount of each of the Notes bears interest at the prime rate plus two percent with a minimum rate of 6.75%. The minimum monthly payment on the Term Note is $60,606, plus the monthly interest payment, and may be paid in cash, common stock or a combination thereof, dependent upon the occurrence of certain criteria. Prior to March 2005, the Company is only obligated to pay interest on this indebtedness, which is payable from November 30, 2004. Laurus has the option to convert the entire amount of the obligations with respect to each of the Notes into shares of common stock at a conversion price of $0.17 per share, provided that, subject to certain exceptions, such conversion does not result in Laurus beneficially owning more than 4.99% of the Company's outstanding shares of common stock.

Effective as of November 30, 2004, the Company incurred indebtedness in the amount of $4,042,000 under the Laurus Financing.

b)    Payoff of $2.75 Million Factoring Arrangement

The Laurus Financing replaced a factoring arrangement with Pacific Business Funding, which had been in place since February 12, 2003 and was subsequently amended on October 1, 2004. This factoring arrangement provided, among other things, for a maximum commitment of $2,750,000, interest of 12% per annum and a term extending through October 31, 2005. Upon the closing of the Laurus Financing, all amounts owed by the Company to Pacific Business Funding pursuant to the factoring arrangement were paid off, and the Pacific Business Funding line of credit was terminated (the "PBF Payoff").

c)    Additional $950,000 Indebtedness

Concurrently with the Laurus Financing, in November of 2004, the Company incurred indebtedness to certain shareholders and financial advisors in the aggregate amount of $950,000 at 6.75% interest (the "Additional Indebtedness"). Of this indebtedness, $200,000 represents an additional investment by existing shareholders, $250,000 is owed to Frances R. Campbell in connection with the acquisition of the operating assets of Southwest Century Communications, Inc. and $350,000 is owed to Burnham Securities, Inc. ("Burnham") and a Burnham employee as consideration for services rendered in connection with the Laurus Financing. Interest on the $250,000 owed to Frances R. Campbell is payable monthly beginning in December 2004. Interest on the remainder of the indebtedness accrues monthly and is payable on the due date of November 30, 2007. Principal and interest on the $350,000 owed to Burnham and its employee are convertible into common stock at the option of the noteholders at a fixed conversion price of $0.17 per share. None of the remaining 6.75% notes are convertible.

The Company was indebted to a stockholder pursuant to a $162,500 promissory note due in January 2005 with an interest rate of 6% per annum. In connection with the Laurus Financing, $37,500 of the principal balance due under the note was exchanged for a 6.75% promissory note in the principal amount of $25,000, with interest accruing monthly and payable on November 30, 2007. Also in connection with the Laurus Financing, the interest rate on the $125,000 remaining principal balance was raised to 6.75% per annum and the maturity date was extended to November 30, 2007, with interest accruing monthly and payable on November 30, 2007.

d)    Conversion of Convertible Securities

Prior to the Laurus Financing, in March and June 2003, the Company had made private placements of shares of Series A Convertible Redeemable Preferred Stock with various accredited investors. Between June 2003 and September 2003 the Company had also made private placements of certain shares of Series B Convertible Redeemable Preferred Stock with various accredited investors.

Also prior to the Laurus Financing, in the fourth quarter of 2003, certain Series A and B Preferred shareholders had lent ICF $208,900 at 18% interest, convertible into common stock of the Company at $0.08 per share. During the nine months ended September 30, 2004, certain Series A and B Convertible Redeemable Preferred shareholders had lent ICF a further $187,600 at 24% interest per annum.

In connection with the Laurus Financing, the holders of the 18% and 24% notes described above and of each of the outstanding shares of Series A and B Redeemable Convertible Preferred Stock described above signed irrevocable elections to convert their securities into common stock at the applicable conversion ratios (the "Conversion"). The 18% notes were convertible into an aggregate of 3,043,356 shares of common stock and the 24% notes were convertible into an aggregate of 1,116,923 shares of common stock. Each share of Series A Preferred Stock, of which there were approximately 1,328,751 shares outstanding, was convertible into 10 shares of common stock and each share of Series B Preferred Stock, of which there were approximately 2,002,382.5 shares outstanding, was convertible into 20 shares of common stock. In addition, in connection with the Laurus Financing, the holders of such securities agreed with Laurus not to sell the shares of common stock issued upon the conversion of such securities for a period of one year, and not to sell any additional shares of common stock held by the holders of such securities which were not issued upon the conversion of such securities for a period of six months, without Laurus consent. The Company's authorized common stock is currently inadequate to accommodate the conversions described above. We plan to effectuate a one-for-ten reverse stock split as soon as is legally practicable in order to allow the conversions to take place.

e)    Acquisition of the Assets of Southwest Century Communications, Inc.

Effective as of November 30, 2004, the Company completed the acquisition of substantially all of the assets of Southwest Century Communications, Inc., a Houston, Texas based voice and data company, for a total consideration of $1.3 million, $1.05 million of which was paid in cash and $250,000 of which was paid in the form of a promissory note (the "Acquisition").

The following Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the consummation of the Laurus Financing, the PBF Payoff, the Additional Indebtedness, the Conversion and the Acquisition (collectively, the "Subsequent Events"). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 gives effect to the Subsequent Events as if they had occurred on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 30, 2003 and the nine months ended September 30, 2004 give effect to the Subsequent Events as if they had occurred on January 1, 2003.

The adjustments made to compile the Unaudited Pro Forma Condensed Consolidated Financial Statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to any of the Subsequent Events. These adjustments reflect the addition to the Company's balance sheet of the assets purchased and the financings entered into by the Company in connection with the Laurus Financing, the PBF Payoff, the Additional Indebtedness, the Conversion and the Acquisition as if these events had each occurred on September 30, 2004. The adjustments reflected on the Pro Forma Statements of Operations reflect the addition of the revenue and expenses of Southwest Century Communications, Inc. as if the Acquisition had occurred on January 1, 2003.

The adjustments to equity reflect the conversion of certain related party notes ($350,100), convertible notes payable ($161,800), accrued interest due related parties ($56,500), Series A preferred ($146,200), and Series B preferred ($460,400). The pro forma interest adjustment is computed based the purchase price of Southwest Century ($1,300,000) and an interest rate of 6.75% for the relevant time periods.

COMC, Inc. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	September 30, 2004
Assets	COMC Consolidated Historical As Restated (unaudited)	Southwest Century	Subtotal	Pro Forma Adjustments (unaudited)	(A)		Pro forma (unaudited)
Current Assets:
Cash and cash equivalents	$85,700		$85,700	$973,800	(a)(c)(e)		$1,059,500
Accounts receivable, less allowance for doubtful accounts of $40,000	3,043,200	221,600	3,264,800		(e)		3,264,800
Work in process, unbilled	865,800	199,900	1,065,700		(e)		1,065,700
Inventories	322,100	186,600	508,700		(e)		508,700
Prepaid and other current assets	244,200	4,600	248,800		(e)		248,800
Total Current Assets	4,561,000	612,700	5,173,700	973,800			6,147,500

Property and equipment, net	345,200	441,600	786,800		(e)		786,800
Other Assets	58,700	179,200	237,900	437,800	(a)		675,700

Total Assets	$4,964,900	1,233,500	$6,198,400	$1,411,600			$7,610,000
Liabilities, Convertible Redeemable Preferred Stock and Shareholders' Deficiency
Current Liabilities:
Bank borrowings	$1,941,600	975,000	$2,916,600	$(2,916,600)	(b)	$
Secured Convertible Notes – Short Term				630,900	(a)		630,900
Warrant/Option Liabilities – Short Term				2,706,900	(a)		2,706,900
Accounts payable	1,862,600		1,862,600				1,862,600
Accrued expenses	660,500		660,500				660,500
Current portion of capital lease obligations	31,000		31,000				31,000
Customer deposits	55,800		55,800				55,800
Fair Value of Put Warrant	65,800		65,800				65,800
Related Party Notes Payable	350,100		350,100	(350,100)	(c)(d)
Convertible Notes Payable due Related Parties	161,800		161,800	(161,800)	(d)
Accrued interest due related parties	56,500		56,500	(56,500)	(d)
Accrued dividends	64,200		64,200	(64,200)	(d)

Total Current Liabilities	5,249,900	975,000	6,224,900	(211,400)			6,013,500
Secured Convertible Notes-Long Term				354,600	(a)		354,600
Capital Lease Obligations, net of current portion	32,000		32,000				32,000
Notes Payable		250,000	250,000	350,000	(c)		600,000
Related Party Notes Payable				350,000	(c)		350,000

Total Liabilities	$5,281,900	$1,225,000	$6,506,900	$843,200			$7,350,100

Convertible Redeemable Preferred Stock:
Series A. $.01 par value; 2,000,000 shares authorized;
1,201,216.33 shares issued and outstanding	146,200		146,200	(146,200)	(d)
Series B, $.01 par value; 4,000,000 shares authorized;
1,594,000 shares issued and outstanding	460,400		460,400	(460,400)	(d)

Shareholders' Deficiency:
Common Stock and Additional paid-in capital	17,956,800	8,500	17,965,300	1,233,200	(c)(d)		19,198,500
Accumulated deficit	(16,628,100)		(16,628,100)	(58,200)			(16,686,300)
Treasury stock at cost; 3,801,237 shares	(2,252,300)		(2,252,300)				(2,252,300)
Total Shareholders' Deficiency	(923,600)	8,500	(915,100)	1,175,000			259,900
	$4,964,900	$1,233,500	$6,198,400	$1,411,600			$7,610,000

See accompanying notes to unaudited pro forma condensed consolidated financial information.

COMC, Inc. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2003
	COMC Consolidated Historical As Restated	Southwest Century	Adjustments(B)	Pro forma

Revenues	$11,888,200	$2,762,200		$14,650,400
Cost of Revenues	7,702,300	1,691,000		9,393,300
Gross Profit	4,185,900	1,071,200		5,257,100
Operating Expenses Selling, General & Administrative	4,659,300	1,336,400		5,995,700
Depreciation & Amortization	256,600	30,300		286,900
	4,915,900	1,366,700		6,282,600

Loss from Operations	(730,000)	(295,500)		(1,025,500)

Other Income (Expense): Third Party:
Interest Expense	(259,300)	(68,100)	(87,800)	(415,200)
Finance Fees and Charges	(145,000)			(145,000)
Amortization of Discount on Senior Secured Financing			(1,016,700)	(1,016,700)
Interest Income	300			300
	(404,000)	(68,100)	(1,104,500)	(1,576,600)

Related party:
Interest expense	(9,100)			(9,100)
Amortization of imputed beneficial conversion discount upon issuance of convertible debt	(20,400)			(20,400)
Imputed finance charge relating to the issuance of Series B preferred	(233,400)			(233,400)
	(262,900)			(262,900)
Total Other Income (Expense)	(666,900)	(68,100)	(1,104,500)	(1,839,500)
Loss Before Provision for Income Taxes	(1,396,900)	(363,600)	(1,104,500)	(2,865,500)
Income tax Benefit	(7,900)			(7,900)

Net Loss	$(1,389,000)	$(363,600)	$(1,104,500)	$(2,857,100)
Accreted Preferred Stock Dividend	(91,400)			(91,400)

Net Loss Attributable to Common Shareholders	$(1,480,400)	$(363,600)	$(1,104,500)	$(2,948,500)
Basic and Diluted Loss per Common Share	$(0.06)	$(0.01)		$(0.11)
Basic and Diluted Weighted-Average Common
Shares Outstanding	26,074,410	26,074,410		26,074,410

See accompanying notes to unaudited pro forma condensed consolidated financial information.

COMC, Inc. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Nine Months Ended September 30, 2004
	COMC Consolidated Historical As Restated	Southwest Century Communications, Inc.		Adjustments (B)	Pro forma

Revenues	$9,559,900	$1,669,000	$		$11,228,900
Cost of Revenues	5,842,800	962,000			6,804,800
Gross Profit	3,717,100	707,000			4,424,100
Operating Expenses Selling, General & Administrative	4,145,500	755,000			4,900,500
Depreciation & Amortization	181,100	21,300			202,400
	4,326,600	776,300			5,102,900

Loss from Operations	(609,500)	(69,300)			(678,800)
Other Income (Expense): Third Party:
Interest Expense	(283,700)	(25,500)		(65,800)	(375,000)
Interest Expense, related party	(59,200)				(59,200)
Accretion of imputed beneficial conversion of discount on issuance of convertible debt	(141,400)				(141,400)
Amortization of Discount on Senior Secured Financing				(762,500)	(762,500)
Finance fees and charges	79,200				79,200
Total Other Income (Expense)	(405,100)	(25,500)		(828,300)	(1,258,900)
Loss Before Provision for Income Taxes	(1,014,600)	(94,800)		(828,300)	(1,937,700)
Income tax Expense	(1,600)				(1,600)

Net Loss	$(1,016,200)	$(94,800)		$(828,300)	$(1,939,300)
Accreted Preferred Stock Dividend	(110,500)				(110,500)

Net Loss Attributable to Common Shareholders	$(1,126,700)	$(94,800)		$(828,300)	$(2,049,800)
Basic and Diluted Loss per Common Share	$(0.04)	$(0.01)			$(0.08)
Basic and Diluted Weighted-Average Common
Shares Outstanding	26,718,726	26,718,726			26,718,726

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note A. Basis of Presentation

See events (a) through (f) described above. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 gives effect to the Subsequent Events as if they had occurred on that date. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 30, 2003 and the nine months ended September 30, 2004 give effect to the Subsequent Events as if they had occurred on January 1, 2003.

Note B. Pro Forma Adjustments

The adjustments made to compile the Unaudited Pro Forma Condensed Consolidated Financial Statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to any of the Subsequent Events.

(A)	These adjustments reflect the addition to the Company's balance sheet of the assets purchased and the financings entered into by the Company in connection with the Laurus Financing, the PBF Payoff, the Additional Indebtedness, the Conversion and the Acquisition as if these events had each occurred on September 30, 2004.

(B)	The adjustments reflected on the Pro Forma Statement of Operations reflect the addition of the revenue and expenses of Southwest Century Communications, Inc. as if the Acquisition had occurred on January 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMC, INC.

Date: March 11, 2005	By:	/s/ Janice B. Fuellhart
Chief Executive Officer

EXHIBITS

99.1    Consent of Pisenti & Brinker LLP.